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                                  POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS:


    That I, Corey Marcus of Queens, NY, as a trustee of THE PALLADIAN
TRUST, do hereby make, constitute and appoint as my true and lawful attorneys in fact H. Michael Schwartz and Christopher E. Palmer, or either of them severally for me and in my name, place and stead to sign registration statements under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any and all amendments thereto executed on behalf of THE PALLADIAN TRUST, and filed with the Securities and Exchange Commission.

    IN WITNESS WHEREOF, I have hereunto set my hand this Wednesday day of April 30, 1997.


                                         /s/ Corey Marcus
                                  ---------------------------------
                                             Signature


    On this 30th day of April, 1997, before me personally appeared Corey Marcus, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

                                        /s/ Louis Pescatore
                                  ---------------------------------
                                           Notary Public